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                                                                    EXHIBIT 10.8


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                         INTELLIGENT LIFE CORPORATION

                          CONVERTIBLE PROMISSORY NOTE


$1,000,000.00                                          North Palm Beach, Florida
                                                                   March 9, 1999

     FOR VALUE RECEIVED, the undersigned, Intelligent Life Corporation, a Florida corporation (the "Company"), hereby promises to pay to Antares Capital Fund II Limited Partnership ("Antares") at such place as Antares shall designate to the Company in writing, a total of One Million Dollars ($1,000,000.00) with daily interest from the date hereof to and including the date of conversion or maturity hereof at the rate set forth in Section 1 of this Note, said principal and interest being payable in accordance with Section 1.

     1.  Principal and Interest.  The principal amount hereof shall become due
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and payable on April 9, 1999 (the "Maturity Date").  Interest on the principal amount hereof shall begin to accrue as of the date hereof at a rate of 8.0% per annum. Interest accruing hereunder shall be simple interest and shall be computed on the basis of a 360-day year. Accrued interest shall be due and payable upon the Maturity Date.

     2.  Method of Payment.  The Company will pay principal and interest in
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money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by its check payable in such money.

     3.  Unsecured Obligation.  This Note is an unsecured debt of the Company.
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     4.  Prepayable.  This Note may be prepaid in part or in full at any time
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without the consent of the holder hereof.

     5.  Conversion.  If all or any part of the unpaid principal amount of this
         ----------
Note and any accrued but unpaid interest thereon remain unpaid as of the Maturity Date, such principal and/or interest shall automatically convert, at the conversion price per share of One Hundred Forty-Eight Dollars and Forty Cents ($148.40) (the "Conversion Price"), into the number of fully
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paid and nonassessable shares of the Company's Series B Preferred Stock (the
"Shares") as determined by dividing the principal and/or interest amount to be so converted by the Conversion Price. As promptly as practicable after the conversion of this Note, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of this Note, or instruct its transfer agent to issue and deliver to the holder of this Note as expeditiously as possible but not later than fifteen (15) days after notice, a certificate or certificates for the number of full Shares issuable upon such conversion, plus, in lieu of any fractional shares to which such holder would otherwise be entitled, cash equal to such fraction, multiplied by the Conversion Price of one full share.

     6.  Time of Essence.  Time is of the essence with respect to all of the
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Company's obligations and agreements under this Note.

     7.  Governing Law.  This Note shall be governed by and construed in
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accordance with the internal laws of the State of Florida without regard to principles of conflicts of law.

                              Intelligent Life Corporation


                              By: /s/ William P. Anderson, III
                                 -------------------------------
                                  William P. Anderson, III
                                  President

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